EXHIBIT 23.2

                        BALLARD SPAHR ANDREWS & INGERSOLL
                                DENVER, COLORADO




                                     CONSENT



The Board of Directors
Union Financial Services-1, Inc.


     We consent to the use of our name in the registration statement on Form S-3 relating to Union Financial Services-1, Inc. issue of $1,000,000 of Taxable Student Loan Asset-Backed Notes.


/s/ Ballard Spahr Andrews & Ingersoll


Denver, Colorado
July 18, 1997